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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                --------------

                                   Form 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  March 24, 1997


                    DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
              (Exact Name of Registrant as Specified in Charter)


         Delaware                0-12850               13-3152648
(State or Other Jurisdiction   (Commission            (IRS Employer
     of Incorporation)         File Number)         Identification No.)


                    200 North Westlake Boulevard, Suite 202
                      Westlake Village, California 91362
                   (Address of Principal Executive Offices)

                                (805) 381-2700
                        (Registrant's Telephone Number)



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ITEM 5.   OTHER EVENTS

     Effective March 24, 1997, Robert H. Gurevitch and Marvin H. Kleinberg were re-elected to the Board of Directors (the "Board") of Dental/Medical Diagnostic Systems, Inc. (the "Company"). Also elected to the Board was Jack D. Preston, D.D.S. Dr. Preston is The Don and Sybil Harrington Foundation Professor of Esthetic Dentistry at the University of Southern California School of Dentistry since 1979 where he is also the Chairman of the Department of Oral and Maxillofacial Imaging and the Director of Informatics. Dr. Preston is also currently a Diplomate of the American Board of Prosthodontics as well as the Editor-in-Chief of the International Journal of Prosthodontics. Dr. Preston is an international lecturer on various aspects of dentistry, an author of three textbooks and numerous articles and invited chapters, and is widely considered to be a leading expert on current and future applications of computer technology in dentistry.

     On March 24, 1997, the stockholders of the Company approved a reverse split of all of the Company's issued and outstanding shares of common stock on a 1-for-1.33333333 basis, effective as of April 17, 1997 (the "Effective Date"). Prior to the reverse split, the Company had 3,980,716 shares issued and outstanding. As a result of the reverse split, there are now 2,985,537 shares issued and outstanding. The reverse split will not have any effect on the number of authorized shares of the Company (20,000,000 authorized), nor the par value thereof ($.01).

     As a result of the reverse stock split, the Company's NASD OTC Bulletin Board trading symbol was changed to "DMDI" as of April 17, 1997.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 17, 1997

                         DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.



                         By:  /s/ Ronald E. Wittman
                              --------------------------------------
                              Ronald E. Wittman
                              Chief Financial Officer